Exhibit 99.B(d)(11)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

AJO, LP

(the “Agreement”)

Dated July 1, 2003, as amended October 11, 2005, July 6, 2007, December 17, 2008, January 10, 2011, June 24, 2011, December 15, 2011, September 20, 2012, March 24, 2015, December 5, 2017 and March 28, 2018

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Disciplined Equity Fund

Large Cap Fund

U.S. Managed Volatility Fund

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

AJO, LP

(the “Agreement”)

Dated July 1, 2003, as amended October 11, 2005, July 6, 2007, December 17, 2008, January 10, 2011, June 24, 2011, December 15, 2011, September 20, 2012, March 24, 2015, December 5, 2017 and March 28, 2018

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Large Cap Fund and Large Cap Disciplined Equity Fund

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional Investments Trust Large Cap Fund and Large Cap Disciplined Equity Fund and the average daily value of the assets of any other Large Cap Momentum SEI mutual fund or account (each an “Large Cap Momentum Fund”), collectively the (“Large Cap Momentum Funds”) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services pursuant to this paragraph) attributable to each Large Cap Momentum Fund will be based on the relative values of the average daily Assets of the Large Cap Momentum Funds managed by Sub-Adviser (as set forth below):

The fee for the Large Cap Momentum Funds will be its pro rata portion of the total fee calculated as set forth below:

[REDACTED]

As of the effective date of this amendment the Large Cap Momentum Funds are as follows:

SEI Global Master Fund plc the SEI U.S. Large Companies Fund;

SEI Institutional Investments Trust Large Cap Disciplined Equity Fund;

SEI Institutional Investments Trust Large Cap Fund; and

SEI Investments Canada Company U.S. Large Company Equity Fund.

U.S. Managed Volatility Fund

Sub-Adviser’s Managed Volatility Mandate

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional Investments Trust U.S. Managed Volatility Fund and the average daily value of the Assets of any other U.S. managed volatility SEI mutual fund or account (each a “U.S. Managed Volatility Fund”, collectively the U.S. Managed Volatility Funds”) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services. Each U.S. Managed Volatility Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the U.S. Managed Volatility Fund managed by Sub-Adviser (as set forth below).

[REDACTED]

As of the effective date of this Schedule B the U.S. Managed Volatility Funds are as         follows:

SEI Institutional Managed Trust Tax-Managed Managed Volatility Fund; and

SEI Institutional Investments Trust U.S. Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation	AJO, LP

By:	By:
/s/ William T. Lawrence	/s/ Theodore R. Aronson

Name:	Name:
William T. Lawrence	Theodore R. Aronson

Title:	Title:
Vice President	Managing Principal